UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	OTC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	OTC

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported on August 13, 2024, LuxUrban Hotels Inc. (the “Company”) commenced an offering (the “2024 Debt Placement”) under the terms of a securities purchase agreement (“August 2024 SPA”) pursuant to which it could sell senior secured convertible promissory notes (the “2024 Notes”) in an aggregate principal amount of up to $10,000,000, together with common stock purchase warrants (“2024 Note Warrants”), in one or more closings on subscriptions received through August 30, 2024.

On October 18, 2024, the Company determined to extend the 2024 Debt Placement through November 6, 2024 for the sale under a securities purchase agreement (the “October 2024 SPA” and, together with the August 2024 SPA, the “2024 SPA”) that is substantively identical to the August 2024 SPA as modified by the modification agreement (the “Modification”) of up to an additional $5 million principal amount of 2024 Notes and 2024 Note Warrants. The Company is obligated to use the net cash proceeds from the 2024 Debt Placement for working capital and other general corporate purposes as prescribed by the August 2024 SPA.

On January 21, 2024, the Company entered into a Securities Purchase Agreement (the “January 2025 SPA”) with certain investors (each, an “Investor”) for the issuance and sale of up to $10,000,000 in aggregate principal amount of Senior Secured Original Issue Discount Notes (the “January 2025 Notes”) and common stock purchase warrants (the “January 2025 Warrants”). The January 2025 Notes bear interest at a rate of twelve percent (12%) per annum and will constitute senior secured obligations of the Company, pari passu with the August 2024 Notes, with respect to both ranking and security, including in relation to the Pledged Collateral as defined in the Amended and Restated Guaranty and Security Agreement, dated as of November 6, 2024 (the “Security Agreement”). The transactions contemplated by the Transaction Documents executed in connection with the January 2025 SPA have been duly consented to and approved by the holders of the August 2024 Notes, pursuant to the Second Modification Agreement, dated January 16, 2025 (the “Second Modification”).

The sale and purchase of the January 2025 Notes and January 2025 Warrants shall occur at a closing (the “Closing”) to be held at such time and place as the Company and the Investor may mutually agree (the “Closing Date”), subject to the satisfaction of all conditions. The Company may conduct Closings on a rolling basis, as determined in its discretion.

On January 21, 2024, the Company issued a January 2025 Note in the principal amount of $375,000 at conversion price at $0.1913 and a January 2025 Warrant for the purchase of up to 1,029,866 shares of common stock of the Company with exercise price at $ $0.2913.

The foregoing description of the January 2025 SPA, the January 2025 Notes, the January 2025 Warrants and the Second Modification is intended for informational purposes only and does not purport to be a complete description of the documents referenced herein. Such description is qualified in its entirety by reference to the full text of the January 2025 SPA, the January 2025 Notes, the January 2025 Warrants, and the Second Modification, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement dated January 21, 2025
10.2	Form of Senior Secured OID Note
10.3	Form of common stock purchase warrant
10.4	Second Modification dated January 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2025	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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